As filed with the U.S. Securities Exchange Commission on December 30, 2024.

Registration No. 333-277979

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

FORM F-1/A
(Amendment No. 6)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

CTRL GROUP LIMITED
(Exact name of registrant as specified in its charter)

__________________________________________

British Virgin Islands	73110	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Unit F, 12/F
Kaiser Estate
Phase 1
41 Man Yue Street
Hunghom, Kowloon, Hong Kong
+852-3107-4887

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

The Crone Law Group P.C.
420 Lexington Avenue, Suite 2446,
New York, NY 10170
(646) 861-7891

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

With copies to:

Mark E. Crone, Esq. Eric Mendelson, Esq. The Crone Law Group, P.C. 420 Lexington Avenue Suite 2446 New York, NY 10170 Phone: (646) 861-7891	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road Suite 260 Vienna, VA 22182 Phone: (703) 919-7285

__________________________________________

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall the become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form F-1 (File No. 333-277979) is being filed solely to file certain exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our M&A provides that the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who is a director of the Company or a party in a legal proceeding by reason of the fact that the person is or was a director of the Company. According to our M&A, the indemnity only applies if the person acts honestly and in good faith with a view to the best interests of the Company and in the case of criminal proceedings, the person has no reasonable cause to believe that his or her conduct was unlawful.

Item 7. Recent Sales of Unregistered Securities

None.

Item 8. Exhibits and Financial Statement Schedules

Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association
4.1**	Registrant’s Specimen Certificate for Ordinary Shares
5.1*	Opinion of Ogier regarding the validity of the Shares being Registered
10.1**	Employment Agreement between CTRL and Chief Executive Officer Mr. Lau
10.2**	Employment Agreement between CTRL and Chief Financial Officer Mr. Mok
10.3**	Form of Cosplayer Agreement
10.4**	Form of Exclusive Cooperation Contract
10.5**	Marketing Outsourcing Cooperation Framework Agreement between CTRL Media and Efun Company Limited dated as of January 1, 2023
10.6**	Rent Sharing Agreement
10.7**	Non-Revolving Term Loan Facility Agreement between CTRL Media and The Bank of East Asia, dated March 7, 2023
10.8**	Form of Lock-up Agreement (included as Exhibit A to Underwriting Agreement)
14.1**	Code of Business Conduct and Ethics
21.1**	List of Subsidiaries
23.1*	Consent of Kreit & Chiu CPA
23.2**	Consent of Long An & Lam LLP
23.3*	Consent of Ogier (included in Exhibit 5.1)
99.1**	Director Nominee Consent Chan Ka Man
99.2**	Director Nominee Consent Ip Ka Hang
99.3**	Director Nominee Consent Lai Ho Yin
107**	Filing Fee Table

____________

*        Filed herewith.

**      Previously filed.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the unaudited consolidated financial statements or the Notes thereto.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 30, 2024.

CTRL GROUP LIMITED
By:	/s/ Lau Chi Fung
Lau Chi Fung
(Principal Executive Officer)
/s/ Lau Chi Fung
Lau Chi Fung
(Principal Accounting and Financial Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint each of Lau Chi Fung and Mok Ka Wah his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Lau Chi Fung	Chief Executive Officer	December 30, 2024
Lau Chi Fung
/s/ Lam Kai Kwan	Director	December 30, 2024
Lam Kai Kwan
/s/ Siu Chun Pong	Director	December 30, 2024
Siu Chun Pong

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, New York on December 30, 2024.

The Crone Law Group
By:	/s/ Eric Mendelson
Name: Eric Mendelson
Title: Partner